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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ELDORADO RESORTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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ELDORADO RESORTS, INC.
100 West Liberty Street, Suite 1150
Reno, Nevada 89501

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Eldorado Resorts, Inc. to be held on Wednesday, June 15, 2016 at 9:00 a.m. local time, at the Hilton Columbus Downtown, 401 North High Street, Columbus, Ohio 43215.

The accompanying Notice of Annual Meeting and Proxy Statement describe the business to be conducted at the meeting. There will be a brief report on the current status of our business.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the Notice of Annual Meeting and Proxy Statement, please complete, sign and date your proxy ballot, and return it in the envelope provided.

On behalf of the officers and directors of Eldorado Resorts, Inc., I thank you for your interest in the Company and hope that you will be able to attend our Annual Meeting.

For the Board of Directors,

GARY L. CARANO
Chairman of the Board of Directors
April 29, 2016

ELDORADO RESORTS, INC.
100 West Liberty Street, Suite 1150
Reno, Nevada 89501

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Eldorado Resorts, Inc. will be held on Wednesday, June 15, 2016 at 9:00 a.m. local time, at the Hilton Columbus Downtown, 401 North High Street, Columbus, Ohio 43215 for the following purposes:

  1.
  To elect the seven (7) director nominees of the Board of Directors of the Company, each to serve as directors of the Company until the 2017 annual meeting of stockholders, or until the earlier of their resignation or until their respective successors shall have been duly elected and qualified;

  2.
  To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm;

  3.
  To hold an advisory vote to approve the compensation of the Company's named executive officers; and

  4.
  To transact such other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

        Stockholders entitled to notice of, and to vote at, the meeting will be determined as of the close of business on April 18, 2016, the record date fixed by the Board of Directors for such purposes. A list of these stockholders is available at the corporate offices of the Company and will be available at the Annual Meeting.

        If you plan to attend the Annual Meeting, please bring photo identification. If your shares are held in the name of a broker or other nominee, please bring with you a letter (and a legal proxy if you wish to vote your shares) from the broker or nominee confirming your ownership as of the record date. For directions to the Annual Meeting, please contact Investor Relations by telephone at 775-328-0112 or visit our website at www.eldoradoresorts.com.

By order of the Board of Directors
Anthony L. Carano, Secretary

April 29, 2016

        Please sign the enclosed proxy and return it promptly in the enclosed envelope.

        Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 15, 2016: The Company's Proxy Statement and Fiscal Year 2015 Annual Report to Stockholders are available at http://www.proxyvote.com.

i

ELDORADO RESORTS, INC.

100 West Liberty Street, Suite 1150
Reno, Nevada 89501
(775) 328-0100

PROXY STATEMENT

INTRODUCTION

        This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Eldorado Resorts, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on June 15, 2016.

        A copy of the Company's annual report with financial statements for the year ended December 31, 2015 is enclosed. This proxy statement and form of proxy are to be first sent to stockholders on or about the date stated on the accompanying Notice of Annual Meeting of Stockholders.

        Record Date.    Only stockholders of record as of the close of business on April 18, 2016 will be entitled to notice of and to vote at the meeting and any postponement or adjournments thereof. As of April 15, 2016, 47,075,635 shares of common stock ("Common Stock") of the Company were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person.

        Revocation of Proxies.    Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by written notice to the Secretary of the Company or by submission of another proxy bearing a later date. In addition, stockholders of record attending the meeting may revoke their proxies at any time before they are exercised.

        Quorum.    A majority of the shares of Common Stock entitled to vote at the Annual Meeting, represented in person or by proxy (and in no event less than 33 1/3 percent of the outstanding shares of the Company's Common Stock), will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain, broker non-votes and shares that are not voted with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

        Required Vote.    With respect to Proposal 1 (election of directors), stockholders may vote FOR all or some of the nominees or stockholders may vote WITHHOLD with respect to one or more of the nominees. The affirmative vote of the holders of a plurality of the shares represented at the meeting in person or by proxy and entitled to vote thereon is required to elect a director. A vote to WITHHOLD will have the effect of a negative vote.

        With respect to Proposal 2 (ratification of Ernst & Young LLP as the Company's independent registered public accounting firm), and Proposal 3 (advisory vote to approve named executive officer compensation), stockholders may vote FOR, AGAINST or ABSTAIN. Approval of Proposals 2 and 3 requires the affirmative vote of a majority of shares represented at the meeting in person or by proxy and entitled to vote thereon. A vote to ABSTAIN will have the effect of a negative vote.

        The Company knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, then the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person signing the proxy would be entitled to vote. At the date of this proxy statement, we do not anticipate that any other matters will be raised at the Annual Meeting.

        Broker Non-Votes.    A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have discretion to direct the voting of the shares.

        Brokers have discretionary authority to vote on Proposal 2 (ratification of Ernst & Young LLP as the Company's independent registered public accounting firm), and therefore no broker non-votes are expected in connection with Proposal 2.

        Brokers do not have discretionary authority to vote on Proposal 1 (election of directors) or Proposal 3 (advisory vote to approve named executive officer compensation) and therefore there may be broker non-votes with respect to Proposals 1 and 3. Broker non-votes will not affect the outcome of the vote on Proposals 1 and 3 and will not be counted in determining the number of shares necessary for approval of such proposals.

        Method and Expenses of Solicitation.    Proxies may also be solicited personally and by telephone or facsimile or other electronic means by regular employees of the Company, without any additional remuneration. The cost of soliciting proxies will be borne by the Company. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of stock held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding solicitation material.

        Copies of Proxy Materials.    As permitted by the Securities and Exchange Commission (the "SEC"), we are furnishing to stockholders our Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report primarily over the internet. On or about May 6, 2016, we will mail to each of our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the internet, and how to access the Proxy Card to vote on the internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the notice, then you will not receive a paper copy of the proxy materials unless you request one.

        Stockholders of Record.    If your shares are registered in your own name, you may request paper copies of the proxy materials by following the instructions contained in the notice. Stockholders who have already made a permanent election to receive paper copies of the proxy materials will receive a full set of the proxy documents in the mail.

        Beneficial Stockholders.    If your shares are not registered in your name, you should receive written instructions on how to request paper copies of the proxy materials from your bank or broker. We recommend that you contact your bank or broker if you do not receive these instructions.

        Attendance at the Annual Meeting.    Attendance at the Annual Meeting will be limited to stockholders as of the record date, their authorized representatives and guests of the Company.

PROPOSAL 1

ELECTION OF DIRECTORS

        At the Annual Meeting to be held on June 15, 2016, our stockholders are being asked to elect directors, each of whom will serve until the next annual meeting of stockholders or until his successor has been elected and qualified, or until his earlier resignation or removal. All of the nominees were designated as directors at the last annual meeting of stockholders.

        Directors will be elected by the affirmative vote of the holders of a plurality of the shares represented in person or by proxy at the meeting. Stockholders may not vote their shares cumulatively in the election of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

        Any stockholder submitting a proxy has the right to withhold authority to vote for an individual nominee to the Board by writing that nominee's name in the space provided on the proxy. Shares represented by all proxies received by the Company and not marked to withhold authority to vote for any individual director or for all directors will be voted FOR the election of all of the nominees named below. If for any reason any nominee is unable to accept the nomination or to serve as a director, an event not currently anticipated, the persons named as proxies reserve the right to exercise their discretionary authority to nominate someone else or to reduce the number of management nominees to such extent as the persons named as proxies may deem advisable.

Nominees for Directors

        Gary L. Carano, Frank J. Fahrenkopf Jr., James B. Hawkins, Michael E. Pegram, Thomas R. Reeg, David P. Tomick, and Roger P. Wagner have been nominated by the Company's Board of Directors, based upon the recommendation of the Company's Nominating & Governance Committee to serve as directors. Each of the nominees for director currently serves as a director of the Company.

        The following table sets forth certain information regarding the nominees.

Name	Age	Position and Office Held
Gary L. Carano	64	Chairman of the Board; Chief Executive Officer
Frank J. Fahrenkopf Jr.(2)(4)	76	Director
James B. Hawkins(1)(3)	60	Director
Michael E. Pegram(1)(2)(3)	64	Director
Thomas R. Reeg(5)	44	Director; President; Chief Financial Officer
David P. Tomick(1)(4)(6)	64	Director
Roger P. Wagner(3)(4)	68	Director

(1)
Member of the Audit Committee

(2)
Member of the Compliance Committee

(3)
Member of the Compensation Committee

(4)
Member of the Nominating & Governance Committee

(5)
Robert M. Jones retired as Chief Financial Officer effective March 15, 2016. The Board of Directors appointed Mr. Reeg to serve as Chief Financial Officer beginning on March 16, 2016.

(6)
On May 8, 2015, the Board of Directors appointed Mr. Tomick as Lead Independent Director.

        The following briefly describes the business experience and educational background of each nominee for director and details the Board's reasons for selecting each nominee for service on the Board.

        Gary L. Carano, 64, has served as the chairman of the board of directors of the Company and the Chief Executive Officer of the Company and its subsidiaries since September 2014. Previously, Mr. Carano served as President and Chief Operating Officer of Eldorado Resorts LLC ("Resorts") from 2004 to September 2014, and as President and Chief Operating Officer of Eldorado HoldCo LLC ("Holdco") from 2009 to September 2014. Mr. Carano served as the General Manager and Chief Executive Officer of the Silver Legacy Resort Casino ("Silver Legacy") from its opening in 1995 to September 2014. Mr. Carano has served on a number of charitable boards and foundations in the state of Nevada. Mr. Carano holds a Bachelor's degree in Business Administration from the University of Nevada, Reno. In May 2012, Silver Legacy filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Nevada. Silver Legacy emerged from its Chapter 11 reorganization proceedings in November 2012. Mr. Carano has been selected to serve as director because of his extensive experience in the gaming and hospitality industry and because of his familiarity with the business of Resorts. Gary L. Carano is Anthony L. Carano's father.

        Frank J. Fahrenkopf, Jr., 76, has served as a director of the Company since September 2014. Mr. Fahrenkopf serves as the chair of the Nominating and Governance Committee of the board of directors of the Company and a member of the Compliance Committee of the Company. He served as President and Chief Executive Officer of the American Gaming Association ("AGA"), an organization that represents the commercial casino-entertainment industry by addressing federal legislation and regulatory issues, from 1995 until June 2013. At the AGA, Mr. Fahrenkopf was the national advocate for the commercial casino industry and was responsible for positioning the AGA to address regulatory, political and educational issues affecting the gaming industry. Mr. Fahrenkopf is currently co-chairman of the Commission on Presidential Debates, which he founded and which conducts debates among presidential candidates. He serves as a board member of the International Republican Institute, which he founded. He also founded the National Endowment for Democracy, where he served as Vice Chairman and a board member from 1983 to 1992. Mr. Fahrenkopf served as chairman of the Republican National Committee from 1983 to 1989. Prior to his role at AGA, Mr. Fahrenkopf was a partner at Hogan & Hartson, where he regularly represented clients before the Nevada gaming regulatory authorities. Mr. Fahrenkopf served as the first Chairman of the American Bar Association Committee on Gaming Law and was a founding Trustee and President of the International Association of Gaming Attorneys. Mr. Fahrenkopf also sits on the board of directors of six NYSE-listed public companies: First Republic Bank, Gabelli Equity Trust, Inc., Gabelli Utility Trust, Gabelli Global Multimedia Trust, Gabelli Dividend and Income Trust, and Gabelli Gold and Natural Resources. He is a graduate of the University of Nevada, Reno and holds a Juris Doctor from the University of California Berkeley School of Law. Mr. Fahrenkopf has been selected to serve as a director because of his extensive knowledge of gaming regulatory matters, his relevant legal experience and his experience as a director of many organizations.

        James B. Hawkins, 60, has served as a director of the Company since September 2014. Mr. Hawkins is a member of the Audit Committee and Compensation Committee of the board of directors of the Company. Mr. Hawkins has served as Chief Executive Officer and on the board of directors of Natus Medical Inc. ("Natus") since April 2004 and as President of Natus since June 2013. He also previously served as President of Natus from April 2004 to January 2011. Mr. Hawkins currently serves as the chairman of the board of directors of Iradimed Corporation, a publicly traded company that provides non-magnetic intravenous infusion pump systems and as a director of OSI Systems, a publicly traded company that develops and markets security and inspection systems and previously served as a director of Digirad Corporation, a publicly traded company that provides diagnostic solutions in the science of imaging from June 2012 until December 2014. Prior to joining Natus, Mr. Hawkins was President, Chief Executive Officer and on the board of directors of Invivo Corporation, a developer and manufacturer of vital sign monitoring equipment, and its predecessor, from 1985 until 2004, and as Secretary from 1986 until 2004. Mr. Hawkins earned a Bachelor's degree in Business Commerce from Santa Clara University and an MBA from San Francisco State University. Mr. Hawkins has been selected to serve as a director because of his extensive experience in executive management oversight and as a director of multiple publicly traded companies.

        Michael E. Pegram, 64, has served as a director of the Company since September 2014. Mr. Pegram is a member of the Audit Committee, Compensation Committee and Compliance Committee of the board of directors of the Company. Mr. Pegram has been a partner in the Carson Valley Inn in Minden, Nevada since June 2009 and a partner in the Bodines Casino in Carson City, Nevada since January 2007. Mr. Pegram has more than thirty years of experience owning and operating twenty-five successful McDonald's franchises. Mr. Pegram currently serves as Chairman of the Thoroughbred Owners of California and has been the owner of a number of racehorses, including 1998 Kentucky Derby and Preakness Stakes winner, Real Quiet, 2010 Preakness Stakes winner, Lookin at Lucky, 1998

Breeders' Cup Juvenile Fillies winner and 1999 Kentucky Oaks winner, Silverbulletday, 2001 Dubai World Cup winner, Captain Steve, and the 2007 and 2008 Breeders' Cup Sprint winner, Midnight Lute. Additionally, Mr. Pegram has served as a director of Skagit State Bancorp since 1996. Mr. Pegram has been selected to serve as a director because of his extensive experience in the horse racing industry and as an investor, business owner, and director of various companies.

        David P. Tomick, 64, has served as a director of the Company since September 2014. Mr. Tomick is the Lead Independent Director, chair of the Audit Committee and a member of the Nominating and Governance Committee of the board of directors of the Company. Mr. Tomick co-founded Securus, Inc., a company involved in the GPS monitoring and Personal Emergency Response business, and served as its Chief Financial Officer from 2008 to 2010 and as its Chairman from 2010 to March 2015. From 1997 to 2004 Mr. Tomick was Executive Vice President and Chief Financial Officer of SpectraSite, Inc., a NYSE-listed, wireless tower company. Mr. Tomick was, from 1994 to 1997, the Chief Financial Officer of Masada Security, a company involved in the security monitoring business and, from 1988 to 1994, the Vice President-Finance of Falcon Cable TV, where he was responsible for debt management, mergers and acquisitions, equity origination and investor relations. Prior to 1988, he managed a team of corporate finance professionals focusing on the communications industry for The First National Bank of Chicago. Mr. Tomick has served on the board of directors of the following organizations: Autocam Corporation, Autocam Medical, First Choice Packaging, NuLink Digital and TransLoc, Inc. Mr. Tomick received his bachelor's degree from Denison University and a masters of business administration from The Kellogg School of Management at Northwestern University. Mr. Tomick has been selected to serve as a director because of his financial and management expertise and his extensive experience with respect to raising capital, mergers and acquisitions, corporate governance and investor relations.

        Roger P. Wagner, 68, has served as a director of the Company since September 2014 and was a member of the board of directors of MTR Gaming Group, Inc. ("MTR") from July 2010 to September 2014. Mr. Wagner is the chair of the Compensation Committee and a member of the Nominating and Governance Committee of the board of directors of the Company. Mr. Wagner has over forty years of experience in the gaming and hotel management industry. Mr. Wagner was a founding partner of House Advantage, LLC, a gaming consulting group that focuses on assisting gaming companies in improving market share and bottom line profits. Mr. Wagner served as Chief Operating Officer for Binion Enterprises LLC from 2008 to 2010, assisting Jack Binion in identifying gaming opportunities. From 2005 to 2007, Mr. Wagner served as Chief Operating Officer of Resorts International Holdings. Mr. Wagner served as President of Horseshoe Gaming Holding Corp. from 2001 until its sale in 2004 and as its Senior Vice President and Chief Operating Officer from 1998 to 2001. Prior to joining Horseshoe, Mr. Wagner served as President of the development company for Trump Hotels & Casino Resorts from 1996 to 1998, President and Chief Operating Officer of Trump Castle Casino Resort from 1991 to 1996 and President and Chief Operating Officer of Claridge Casino Hotel from 1983 to 1991. Prior to his employment by Claridge Casino Hotel, he was employed in various capacities by the Edgewater Hotel Casino, Sands Hotel Casino, MGM Grand Casino—Reno, Frontier Hotel Casino and Dunes Hotel Casino. Mr. Wagner holds a Bachelor of Science from the University of Nevada Las Vegas in Hotel Administration. Mr. Wagner has been selected to serve as a director because of his extensive experience in the gaming and hospitality industry and because of his familiarity with the business of MTR.

        Thomas R. Reeg, 44, has served as a director of the Company since September 2014 and served as a member of Eldorado Resorts LLC's ("Resorts") board of managers from December 2007 to September 2014. Mr. Reeg was named Chief Financial Officer of the Company and its subsidiaries in March 2016 in addition to serving as President of the Company and its subsidiaries since September 2014 and served as Senior Vice President of Strategic Development for Resorts from January 2011 to September 2014. From September 2005 to November 2010, Mr. Reeg was a Senior Managing Director and

founding partner of Newport Global Advisors L.P., which is an indirect stockholder of the Company. Mr. Reeg was a member of the executive committee of Silver Legacy (which is the governing body of Silver Legacy) from August 2011 through August 2014. Mr. Reeg was a member of the board of managers of NGA HoldCo, LLC, which is a stockholder of the Company, from 2007 through 2011 and served on the board of directors of Autocam Corporation from 2007 to 2010. From 2002 to 2005 Mr. Reeg was a Managing Director and portfolio manager at AIG Global Investment Group ("AIG"), where he was responsible for co-management of the high-yield mutual fund portfolios. Prior to his role at AIG, Mr. Reeg was a senior high-yield research analyst covering various sectors, including the casino, lodging and leisure sectors, at Bank One Capital Markets. Mr. Reeg holds a Bachelor of Business Administration in Finance from the University of Notre Dame and is a Chartered Financial Analyst. Mr. Reeg has been selected to serve as a director because of his extensive financial experience and his familiarity with the business of Resorts.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE FOR THEIR ELECTION AS DIRECTORS.

Corporate Governance

        For a director to be considered independent, the director must meet the bright-line independence standards under the listing standards of The NASDAQ Stock Market, Inc. ("NASDAQ") and the Board must affirmatively determine that the director has no material relationship with us, directly, or as a partner, stockholder or officer of an organization that has a relationship with us. The Board determines director independence based on an analysis of the independence requirements of the NASDAQ listing standards. In addition, the Board will consider all relevant facts and circumstances in making an independence determination. The Board also considers all commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other business relationships any director may have with us. The Board has determined that the following five directors satisfy the independence requirements of NASDAQ: Frank J. Fahrenkopf Jr., James B. Hawkins, Michael E. Pegram, David P. Tomick, Roger P. Wagner.

        The Board held nine (9) meetings and acted six (6) times by written consent during the fiscal year ended December 31, 2015. Each current director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which he was a member (from the time of the appointment to such committee) during such year.

  Audit Committee

        The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to oversee the Company's corporate accounting and financial reporting processes and audits of its financial statements. Messrs. Hawkins, Pegram, and Tomick, all of whom are independent directors, make up the Board's Audit Committee. Mr. Tomick is Chairperson of the Audit Committee. During the fiscal year ended December 31, 2015, the Audit Committee held five (5) meetings. The Audit Committee's responsibilities are discussed in a written charter adopted by the Board of Directors. The Audit Committee charter is available on our Internet website at ir.eldoradoresorts.com under "Governance—Governance Documents." Our website and information contained on it or incorporated in it are not intended to be incorporated in this Proxy Statement or our other filings with the Securities and Exchange Commission.

  Compensation Committee

        Messrs. Hawkins, Pegram, and Wagner, all of whom are independent directors, make up the Board's Compensation Committee (and meet the NASDAQ independence requirements with respect to

Compensation Committee members). Mr. Wagner serves as Chairperson of the Compensation Committee. The Compensation Committee's responsibilities are discussed in a written charter adopted by the Board of Directors. The Compensation Committee charter is available on our Internet website at ir.eldoradoresorts.com under "Governance—Governance Documents." The Compensation Committee makes recommendations with respect to salaries, bonuses, restricted stock, and deferred compensation for the Company's executive officers as well as the policies underlying the methods by which the Company compensates its executives. During the fiscal year ended December 31, 2015, the Compensation Committee held four (4) meetings. Except as otherwise delegated by the Board of Directors or the Compensation Committee, the Compensation Committee acts on behalf of the Board with respect to compensation matters. The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated Committee members to perform certain of its duties on its behalf, including, to the extent permitted by applicable law, the delegation to a subcommittee of one director the authority to grant stock options and equity awards. The Compensation Committee reviews the recommendations of the Company's CEO with respect to individual elements of the total compensation of the Company's executive officers (other than the CEO) and key management.

        Compensation Policies and Risk Management.    It is the responsibility of the Compensation Committee to ensure that the Company's policies and practices related to compensation do not encourage excessive risk-taking behavior. The Company believes that any risks arising from its current compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. As described in the section entitled "Compensation Discussion and Analysis" below, the Company continues to review and develop its compensation policies with the objective of ensuring that management incentives promote disciplined, sustainable achievement of the Company's long-term goals.

  Nominating and Governance Committee

        The Nominating and Governance Committee of the Company currently includes independent directors Messrs. Fahrenkopf Jr., Tomick, and Wagner, with Mr. Fahrenkopf Jr. as Chairperson. The Nominating and Governance Committee's responsibilities are discussed in a written charter adopted by the Board of Directors. The Nominating and Governance Committee charter is available on our Internet website at ir.eldoradoresorts.com under "Governance—Governance Documents." Our Board of Directors has determined that each of the members of the Nominating and Governance Committee is "independent" within the meaning of the general independence standards in the listing standards of NASDAQ. During the fiscal year ended December 31, 2015, the Nominating and Governance Committee held two (2) meetings. The primary purposes and responsibilities of the Nominating and Governance Committee are to (1) identify and vet individuals qualified to become directors, consistent with the criteria approved by our Board of Directors set forth in the Nominating and Governance Committee Charter, (2) nominate qualified individuals for election to the Board of Directors at the next annual meeting of stockholders, and (3) in consultation with the Chairperson of the Board, review the operational relationship of the various committees of the Board as set forth in the Nominating and Governance Committee Charter.

        Director Candidate Recommendations and Nominations by Stockholders.    The Nominating and Governance Committee's Charter provides that the Nominating and Governance Committee will consider director candidate nominations by stockholders. In evaluating nominations received from stockholders, the Nominating and Governance Committee will apply the same criteria and follow the same process set forth in the Nominating and Governance Committee Charter as it would with its own nominations.

        Nominating and Governance Committee Process for Identifying and Evaluating Director Candidates.    The Nominating and Governance Committee identifies and evaluates all director candidates in accordance with the director qualification standards described in the Nominating and Governance Committee Charter. In identifying candidates, the Nominating and Governance Committee has the authority to engage and terminate any third-party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm. The Nominating and Governance Committee evaluates any candidate's qualifications to serve as a member of our Board based on the totality of the merits of the candidate and not based on minimum qualifications or attributes. In evaluating a candidate, the Nominating and Governance Committee takes into account the background and expertise of individual Board members as well as the background and expertise of our Board as a whole. In addition, the Nominating and Governance Committee evaluates a candidate's independence and his or her background and expertise in the context of our Board's needs. The Nominating and Governance Committee Charter requires that the Nominating and Governance Committee ascertain that each nominee has: (i) demonstrated business and industry experience that is relevant to the Company; (ii) the ability to meet the suitability requirements of all relevant regulatory agencies; (iii) freedom from potential conflicts of interest with the Company and independence from management with respect to independent director nominees; (iv) the ability to represent the interests of stockholders; (v) the ability to demonstrate a reasonable level of financial literacy; (vi) the availability to work with the Company and dedicate sufficient time and energy to his or her board duties; (vii) an established reputation for good character, honesty, integrity, prudent business skills, leadership abilities as well as moral and ethical bearing; and (viii) the ability to work constructively with the Company's other directors and management. The Nominating and Governance Committee may also take into consideration whether a candidate's background and skills meet any specific needs of the Board that the Nominating and Governance Committee has identified and will take into account diversity in professional and personal experience, background, skills, race, gender and other factors of diversity that it considers relevant to the needs of the Board.

  Compliance Committee

        As a publicly traded corporation registered with and licensed by the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Louisiana Gaming Control Board, the West Virginia Lottery Commission, the West Virginia Racing Commission, the Pennsylvania Gaming Control Board, the Pennsylvania Racing Commission, the Ohio Lottery Commission, and the Ohio State Racing Commission, the Company has a Compliance Committee which implements and administers the Company's Compliance Plan. The Committee's duties include investigating key employees, vendors of goods and services, sources of financing, consultants, lobbyists and others who wish to do substantial business with the Company or its subsidiaries and making recommendations to the Company's management concerning suitability. The Compliance Committee of the Company currently includes independent directors Messrs. Fahrenkopf Jr. and Pegram, and non-director members A.J. "Bud" Hicks (who serves as the chairperson), Anthony L. Carano, Stephanie Lepori, and Vincent Azzarello, until Mr. Azzarello's departure from the Company in February 2016. The Compliance Committee held six (6) meetings in 2015.

Compensation Committee Interlocks and Insider Participation

        The current members of the Company's Compensation Committee are Messrs. Hawkins, Pegram, and Wagner, each of whom is an independent director. No member of the Compensation Committee (i) was, during 2015, or had previously been an officer or employee of the Company or its subsidiaries nor (ii) had any direct or indirect material interest in a transaction of the Company or a business relationship with the Company, in each case that would require disclosure under the applicable rules of the SEC. No interlocking relationship existed between any member of the Compensation Committee or an executive officer of the Company, on the one hand, and any member of the compensation committee (or committee performing equivalent functions, or the full board of directors) or an executive officer of any other entity, on the other hand, requiring disclosure pursuant to the applicable rules of the SEC.

        The Compensation Committee is authorized to review all compensation matters involving directors and executive officers and Committee approval is required for any compensation to be paid to executive officers or directors who are employees of the Company.

Stockholder Communications

        Stockholders may communicate with the Board of Directors by sending written correspondence to the Chairman of the Nominating and Governance Committee at the following address: Eldorado Resorts, Inc., 100 West Liberty St., Suite 1150, Reno, NV 89501, Attention: Corporate Secretary. The Chairman of the Nominating and Governance Committee and his or her duly authorized representatives shall be responsible for collecting and organizing stockholder communications. Absent a conflict of interest, the Corporate Secretary is responsible for evaluating the materiality of each stockholder communication and determining whether further distribution is appropriate, and, if so, whether to (i) the full Board, (ii) one or more Board members and/or (iii) other individuals or entities.

Board Leadership Structure and Risk Oversight

        The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, since the Board believes it is in the best interests of the Company and its stockholders to make that determination based on the position and direction of the Company and the composition of the Board. The Company believes this structure facilitates independent oversight of management while fostering effective communication between the Company's management and the Board. The roles of Chief Executive Officer and Chairman of the Board are currently combined and held by Mr. Gary L. Carano.

        The Company's senior management is responsible for the day-to-day assessment and management of the Company's risks, and our Board is responsible for oversight of the Company's enterprise risk management in general. The risks facing our Company include risks associated with the Company's financial condition, liquidity, operating performance, ability to meet its debt obligations and regulations applicable to our operations and compliance therewith. The Board's oversight is primarily managed and coordinated through Board Committees. Our Audit Committee oversees the Company's risk management with respect to significant financial and accounting policies as well as the effectiveness of management's processes that monitor and manage key business risks, and the Compliance Committee is responsible for overseeing risks associated with the Company's gaming activities and regulatory compliance. Additionally, the Compensation Committee oversees risks related to compensation policies. The Audit, Compensation and Compliance Committees report their findings to the full Board. In addition, at its meetings, the Board discusses risks that the Company faces, including those management has highlighted as the most relevant risks to the Company. Furthermore, the Board's oversight of enterprise risk involves assessment of the risk inherent in the Company's long-term strategies reviewed by the Board, as well as other matters brought to the attention of the Board. We believe that the structure and experience of our Board allows our directors to provide effective oversight of risk management. The Board recognizes that it is the Company's and its management's responsibility to identify and attempt to mitigate risks that could cause significant damage to the Company's business or stockholder value.

Stock Ownership Guidelines

        Effective January 1, 2015, the Company adopted minimum stock ownership guidelines for its named executive officers, or NEOs. These stock ownership guidelines require that the chief executive officer of the Company hold Common Stock with a minimum value equal to three times the chief executive officer's annual base salary, and that all other NEOs hold Common Stock with a minimum value equal to one times each respective NEO's annual base salary. NEOs have five years from implementation of the stock ownership guidelines or promotion to a new role to achieve their minimum stock ownership and once achieved, the Board expects the NEOs to maintain their stated guideline for as long as they are subject to the guideline.

        Also effective January 1, 2015, the Company adopted minimum stock ownership guidelines for its non-employee directors. The stock ownership guidelines require the holding of Company stock with a minimum value equal to five times such director's annual cash base retainer fee. Prior to achievement of the guideline, restricted stock unit ("RSU") grants will vest immediately; however, settlement will be mandatorily deferred until termination of Board service. After guideline achievement, unless the director makes a timely voluntary election to defer settlement of the RSUs, the RSUs will vest and be settled immediately at the time of grant. Non-employee directors have five years to achieve their minimum stock ownership and once achieved, the Board expects non-employee directors to maintain their stated guideline for as long as they are subject to the guideline. During 2015, 17,980 RSUs were issued to each non-employee director.

Audit Committee Financial Expert

        The Securities and Exchange Commission adopted a rule requiring disclosure concerning the presence of at least one "audit committee financial expert" on audit committees. Our Board has determined that Mr. Tomick qualifies as an "audit committee financial expert" as defined by the Securities and Exchange Commission and that Mr. Tomick is independent, as independence for Audit Committee members is defined pursuant to the applicable NASDAQ listing requirements.

Code of Ethics

        We have adopted a code of ethics and business conduct applicable to all directors and employees, including the chief executive officer, chief financial officer and principal accounting officer. The code of ethics and business conduct is posted on our website, ir.eldoradoresorts.com under "Governance—Governance Documents" and a printed copy will be delivered on request by writing to the Corporate Secretary at Eldorado Resorts, Inc., c/o Corporate Secretary, 100 West Liberty Street, Suite 1150, Reno, Nevada, 89501. We intend to satisfy the disclosure requirement regarding certain amendments to, or waivers from, provisions of our code of ethics and business conduct by posting such information on our website.

Stock Ownership of Certain Beneficial Owners and Management

        The following table sets forth, as of April 15, 2016, the ownership of the presently issued and outstanding shares of our Common Stock by persons known by the Company to be a beneficial owner of 5% or more of such stock, and the ownership of such stock by our named executive officers and directors, individually and as a group. As of April 15, 2016, there were 47,075,635 shares of Common

Stock outstanding. Unless otherwise indicated, the address for each of the stockholders listed below is c/o 100 West Liberty Street, Suite 1150, Reno, Nevada, 89501.

Name	Amount and Nature of Beneficial Ownership	Percentage of Class
Recreational Enterprises, Inc.(1)(7)	11,129,867	23.64%
Hotel Casino Management, Inc.(2)(7)	5,868,461	12.47%
Newport Global Opportunities Fund, LP(3)(7)	4,030,440	8.56%
PAR Investment Partners, L.P.(4)(7)	2,551,710	5.42%
Park West Asset Management LLC(5)(7)	2,533,650	5.38%
Lafitte Capital Management LP(6)(7)	2,376,177	5.05%
Gary L. Carano(8)(9)	107,661	*
Frank J. Fahrenkopf, Jr.(8)	—	*
James B. Hawkins(8)	50,000	*
Michael E. Pegram(8)	46,697	*
Thomas R. Reeg(8)	35,000	*
David P. Tomick(8)	—	*
Roger P. Wagner(8)	130,000	*
Robert M. Jones(8)(11)	—	*
Joseph L. Billhimer, Jr.(8)(10)(11)	181,108	*
Anthony L. Carano(8)	5,500	*
All Board Members and Executive Officers as a Group	555,966	1.18%

*
Indicates less than one percent.

(1)
The voting stock of Recreational Enterprises, Inc. ("REI") is beneficially owned by the following members of the Carano family in the following percentages: Donald L. Carano—49.5%; Gary L. Carano—10.1%; Gene R. Carano—10.1%; Gregg R. Carano—10.1%; Cindy L. Carano—10.1% and Glenn T. Carano—10.1%. The voting power and dispositive power with respect to REI's 23.64% interest in the Company is controlled by REI's board of directors that is elected by the family members (voting in proportion to the percentages above). Gary L. Carano holds his interest in REI directly and indirectly through various trusts. Gary L. Carano disclaims beneficial ownership of REI's 23.64% interest in the Company except to the extent of any pecuniary interest therein. The address of REI is P.O. Box 2540, Reno, Nevada 89505.

(2)
The voting stock of Hotel Casino Management, Inc. ("HCM") is beneficially owned by the following members of the Poncia family in the following percentages: Raymond J. Poncia, Jr.—36.780%; Cathy L. Poncia—Vigen—15.805%; Linda R. Poncia Ybarra—15.805%; Michelle L. Poncia Staunton—15.805% and Tammy R. Poncia—15.805%. The voting power and dispositive power with respect to HCM's 12.47% interest in the Company is controlled by HCM's board of directors that is elected by the family members (voting in proportion to the percentages above). Cathy, Linda, Michelle and Tammy each hold all of their respective interests in HCM through various trusts. Cathy, Linda, Michelle and Tammy each disclaim beneficial ownership of HCM's 12.47% interest in the Company except to the extent of any pecuniary interest therein. The address of HCM is P.O. Box 429, Verdi, Nevada 89439.

(3)
Includes NGA VoteCo, LLC ("NGA VoteCo"), which controls NGA AcquisitionCo, LLC ("NGA AcquisitionCo"), including NGA AcquisitionCo's voting and dispositive power with regard to its 8.56% interest in the Company, and also includes Timothy T. Janszen,

  Ryan L. Langdon and Roger A. May, who are the managers of NGA VoteCo and who beneficially own NGA VoteCo in the following percentages: Mr. Janszen—42.86%; Mr. Langdon—42.86% and Mr. May—14.28%. The address of NGA AcquisitionCo, NGA VoteCo is 21 Waterway Avenue, Suite 150, The Woodlands, Texas 77380.

(4)
The address of Par Investment Partners, L.P. is One International Place, Suite 2041, Boston, MA, 02110.

(5)
The address of Park West Asset Management LLC is 900 Larkspur Landing Circle, Suite 163, Larkspur, California 94939.

(6)
The address of Lafitte Capital Management LP is 701 Brazos, Suite 310, Austin, Texas 78701.

(7)
Based on filings made under Sections 13(d) and 13(g) of the Exchange Act during February 2016.

(8)
The address of Messrs. Gary L. Carano, Fahrenkopf, Hawkins, Pegram, Tomick, Wagner, Reeg, Jones, Billhimer and Anthony L. Carano is c/o Eldorado Resorts, Inc., 100 West Liberty Street, Suite 1150, Reno, Nevada 89501.

(9)
Represents shares of Common Stock owned directly by Mr. Carano and indirectly by Mr. Carano through the Gary L. Carano S Corporation Trust. In addition to the shares of Common Stock reported in the table above, Gary L. Carano holds a 10.1% ownership interest in REI and a 10% ownership interest in Hotel Casino Realty, Inc. ("HCRI"). He does not hold voting power or dispositive power with respect to REI's 11,129,867 shares of the Company's Common Stock or HCRI's 1,214,108 shares of the Company's Common Stock, and he disclaims beneficial ownership of REI's 11,129,867 shares of the Company's Common Stock and HCRI's 1,214,108 shares of the Company's Common Stock, in each case, except to the extent of any pecuniary interest therein.

(10)
Includes 48,208 shares held by Mr. Billhimer and options to acquire 132,900 shares.

(11)
Represents shares held by Mr. Billhimer and Mr. Jones as of the last day of their employment with the Company which was January 5, 2016 and March 15, 2016, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to us. Based solely on the reports received by us and on the representations of the reporting persons, we believe that these persons have complied with all applicable filing requirements during the fiscal year ended December 31, 2015, except Donald L. Carano did not report one purchase transaction by his spouse on August 27, 2015 until he filed a Form 4 reporting such transaction on September 11, 2015.

Director Compensation

        During 2015, the Compensation Committee reviewed the compensation structure for the members of the Company's Board of Directors to ensure that the annual retainer stipend and committee fees represent a fair reimbursement for the level of work and responsibility assigned to different members of the board. Based on a study of the Company's peer competitor group (which is the same peer group that the Committee used with respect to the NEOs as we describe under "Peer Companies and Competitive Benchmarking"), the Compensation Committee established a target compensation level for its Board members that are equal to the median level paid its peers in the gaming industry. In addition, the Compensation Committee compared its recommended compensation practices for our Board members with a recent report published by the National Association of Corporate Directors (NACD). This study of proxy statements indicated that our compensation structure is reasonable and appropriate when compared with the median average board member compensation for the peer group. Additionally, in the Company's quest to ensure that director's interests are aligned with those of the Company's stockholders, effective January 1, 2015 at least half of each director's average annual base retainer fee will be comprised of restricted stock unit grants. Effective January 1, 2015, the Company adopted minimum stock ownership guidelines for its non-employee directors. The stock ownership guideline requires the holding of Company Common Stock with a minimum value equal to five times such director's annual cash base retainer fee. Prior to achievement of the guideline, RSU grants will vest immediately; however, payment will be mandatorily deferred until termination of Board service. After guideline achievement, Restricted Stock Unit ("RSU") grants will continue to vest immediately. Payment will also be immediate unless the director makes a timely voluntary election to defer payment until termination of Board service. Non-employee directors have five years to achieve their minimum stock ownership and once achieved, the Board expects non-employee directors to maintain their stated guideline for as long as they are subject to the guideline. During 2015, 17,980 RSUs were issued to each non-employee director.

        During 2015, the Company's non-employee directors received a cash stipend of $50,000. In addition, each committee member, except the committee chairman, is entitled to the following annual cash stipend: Audit Committee: $10,000; Compensation Committee: $5,000; Nominating and Governance Committee: $5,000; Compliance Committee: $5,000. Each Board committee chairman is entitled to the following annual stipend: Audit Committee: $20,000; Compensation Committee: $10,000; Nominating and Governance Committee: $10,000. The Lead Independent Director is also entitled to a $25,000 cash stipend. The Compliance Committee chair is a Board representative who is not entitled to compensation. We reimburse board members for expenses incurred in attending meetings.

        The following table sets forth the compensation of the Company's non-employee directors for services rendered in 2015. Directors who are also employees of the Company do not receive compensation (other than their compensation as employees of the Company) for their services on the Board.

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Frank J. Fahrenkopf Jr.	$65,000	$75,000	—	—	—	—	$140,000
James B. Hawkins	$65,000	$75,000	—	—	—	—	$140,000
Michael E. Pegram	$70,000	$75,000	—	—	—	—	$145,000
David P. Tomick	$91,209	$75,000	—	—	—	—	$166,209
Roger P. Wagner	$65,000	$75,000	—	—	—		$140,000

(1)
17,980 RSUs were awarded to each non-employee director during 2015.

Transactions with Related Persons

        Management Agreement and payments to affiliates of REI and HCM.    Prior to the consummation of the merger of wholly owned subsidiaries of the Company into Holdco, which is the parent company of Resorts, and MTR Gaming Group, Inc. (the "Merger") Resorts was party to a management agreement (the "Eldorado Management Agreement") with REI and HCM, pursuant to which REI and HCM

(collectively, the "Managers") agreed to (a) develop strategic plans for Resorts' business, including preparing annual budgets and capital expenditure plans, (b) provide advice and oversight with respect to financial matters of Resorts, (c) establish and oversee the operation of financial accounting systems and controls and regularly review Resorts' financial reports, (d) provide planning, design and architectural services to Resorts and (e) furnish advice and recommendations with respect to certain other aspects of Resorts' operations. In consideration for such services, Resorts agreed to pay the Managers a management fee not to exceed 1.5% of Resorts' annual net revenues, not to exceed $0.6 million per year. REI is beneficially owned by members of the Carano family and HCM is beneficially owned by members of the Poncia family. The Carano family and Poncia family hold significant ownership interests in the Company. Management fees were not paid subsequent to the consummation of the Merger. In 2015, Donald L. Carano and Raymond J. Poncia received remuneration in the amount of $0.4 million and $0.2 million, respectively, for their services as consultants to the Company and its subsidiaries in lieu of the management fees previously paid under the terms of the Eldorado Management Agreement.

        Leased property.    Resorts owns the parcel on which Eldorado Reno is located, except for approximately 30,000 square feet which is leased from C. S. & Y. Associates, a general partnership of which Donald L. Carano is a general partner (the "CSY Lease"). The CSY Lease expires on June 30, 2027. Annual rent is payable in an amount equal to the greater of (i) $400,000 or (ii) an amount based on a decreasing percentage of Eldorado Reno's gross gaming revenues for the year ranging from 3% of the first $6.5 million of gross gaming revenues to 0.1% of gross gaming revenues in excess of $75 million. Rent pursuant to the CSY Lease amounted to approximately $0.6 million in 2015. On May 30, 2011, Resorts and C. S. & Y Associates entered into a fourth amendment to the CSY Lease. C. S & Y Associates agreed to execute and deliver the deeds of trust encumbering the approximately 30,000 square feet leased from C. S. & Y Associates on which a portion of Eldorado Reno is located as security for Senior Secured Notes and the Secured Credit Facility. In exchange for this subordination, a fee of $0.1 million was paid annually during the term of the indenture, including 2015. As a result of the July 2015 refinancing, the subordination was subsequently eliminated.

        Compensation Paid to Related Parties.    For the period beginning January 1, 2015 to April 15, 2016, members of the Carano family who are related to Gary L. Carano, Anthony L. Carano and Donald L. Carano and a member of Robert M. Jones' family were paid compensation in connection with their positions at Eldorado Reno and the Company as follows:

Name	Relationship	Position	Entity	Compensation including Perquisites(3)	2015 RSUs(4)	2016 RSUs(5)	Total
Gene Carano	Brother of Gary L. Carano and son of Donald L. Carano	Senior Vice President of Regional Operations	Company	$682,972	$144,918	$200,000	$1,027,890
Gregg Carano	Brother of Gary L. Carano and son of Donald L. Carano	Senior Vice President Food and Beverage	Company	$652,074	$144,918	$187,500	$984,492
Rhonda Carano	Wife of Donald L. Carano	Senior Vice President of Design and Development(1)	Company	$389,646	$72,460	$75,000	$537,106
Cindy Carano	Sister of Gary L. Carano and daughter of Donald L. Carano	Executive Director of Hotel Operations	Silver Legacy and Eldorado Reno	$308,179	$—	$—	$308,179
Glenn Carano	Brother of Gary L. Carano and son of Donald L. Carano	General Manager(2)	Silver Legacy and Eldorado Reno	$306,673	$—	$194,000	$500,673
Josh Jones	Son of Robert M. Jones	Senior Financial Analyst	Company	$194,233	$25,000	$45,000	$264,233

(1)
Rhonda Carano was previously the Senior Vice President of Creative and Brand Strategies until her position changed effective 2016.

(2)
Glenn T. Carano was the General Manager of Silver Legacy and received $339,500 in compensation from the Silver Legacy from January 1, 2015 to November 23, 2015. As a result of the Circus Reno/Silver Legacy Purchase, which was consummated on November 24, 2015, Mr. Glenn Carano was also named General Manager of Eldorado Reno and became an employee of the Company.

(3)
Includes base salary, bonus and perquisites comprised of 401(k) match, company paid memberships and life insurance premiums.

(4)
Represents performance and time-based RSUs granted January 23, 2015 at $4.03 per share at 100% target.

(5)
Represents performance and time-based RSUs granted January 22, 2016 at $10.74 per share at 100% target.

        Beginning in December 2015 through April 15, 2016, Gregg Carano had the use of a residence rented by the Company in Columbus, Ohio which averages rent of approximately $2,300 a month.

        Acquisition of Minority Interest in ELLC.    On the Acquisition Date, Resorts consummated the acquisition of the other 50% membership interest in the Silver Legacy Joint Venture owned by Galleon, Inc. pursuant to the Purchase Agreement and also exercised its right to acquire the 3.8% interest in ELLC held by certain affiliates of the Company. As a result of these transactions, ELLC became a wholly-owned subsidiary of ERI and Silver Legacy became an indirect wholly-owned subsidiary of ERI. As consideration for the noncontrolling interest, the Company issued 373,135 shares of common stock. Subsequent to this action the Company owned 100% of ELLC. The Company valued the shares at the market price on the day the shares were issued to the noncontrolling interest holders. The value of the total consideration paid was $3.6 million.

  Approval of Related Party Transactions

        The Company's Code of Ethics and Business Conduct (the "Code") requires that any proposed transaction between the Company and a related party, or in which a related party would have a direct or indirect material interest, be promptly disclosed to the Compliance Committee of the Company. The Compliance Committee is required to disclose such proposed transactions promptly to the Company's Audit Committee.

        The Company's Audit Committee Charter requires the Audit Committee of the Company to review and approve all related party transactions of the Company. Any director having an interest in the transaction is not permitted to vote on such transaction. The Audit Committee will determine whether or not to approve any such transaction on a case-by-case basis and in accordance with the provisions of the Audit Committee Charter and the Code, including the standards set forth in the Conflicts of Interest Policy contained in the Code. Under the Code, a "related party" is any of the following:

  •
  an executive officer of the Company;

  •
  a director (or director nominee) of the Company;

  •
  an immediate family member of any executive officer or director (or director nominee);

  •
  a beneficial owner of five percent or more of any class of the Company's voting securities;

  •
  an entity in which one of the above described persons has a substantial ownership interest or control of such entity; or

  •
  any other person or entity that would be deemed to be a related person under Item 404 of SEC Regulation S-K or applicable NASDAQ rules and regulations.

        For a director to be considered independent, the director must meet the bright-line independence standards under the listing standards of NASDAQ and the Board must affirmatively determine that the director has no material relationship with us, directly, or as a partner, stockholder or officer of an organization that has a relationship with us. The Board determines director independence based on an analysis of the independence requirements of the NASDAQ listing standards. In addition, the Board will consider all relevant facts and circumstances in making an independence determination. The Board also considers all commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other business relationships any director may have with us. The Board has determined that the following five directors satisfy the independence requirements of NASDAQ: Frank J. Fahrenkopf Jr., James B. Hawkins, Michael E. Pegram, David P. Tomick, Roger P. Wagner.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

        In this Compensation and Discussion and Analysis ("CD&A"), we describe the material components of our executive pay programs for our named executive officers during 2015. Executive compensation is included in the tables following this discussion in accordance with SEC rules. We have included certain information in the CD&A (in this section generally) for periods subsequent to December 31, 2015 that we believe may be useful for a complete understanding of our executive compensation arrangements.

        This CD&A will provide you with an overview and explanation of:

  •
  our compensation programs and policies for certain of our named executive officers identified below;

  •
  the material compensation decisions made by the Compensation Committee of the Board (the "Compensation Committee") under those programs and policies; and

  •
  the material factors that the Compensation Committee considered in making those decisions.

  Our Named Executive Officers During 2015

  •
  Gary L. Carano, Chief Executive Officer and Chairman of the Board

  •
  Robert M. Jones, Chief Financial Officer

  •
  Thomas R. Reeg, President

  •
  Joseph L. Billhimer, Jr., Chief Operating Officer

  •
  Anthony L. Carano, General Counsel

        On January 5, 2016, Mr. Billhimer left the Company and Mr. Jones announced his retirement effective March 15, 2016. In light of Mr. Jones' retirement, the Board of Directors appointed Mr. Reeg to also serve as Chief Financial Officer beginning March 16, 2016.

        The following briefly describes the business experience and educational background for Joseph L. Billhimer, Jr., Robert M. Jones and Anthony L. Carano. The biographies of Gary L. Carano and Thomas R. Reeg begin on page 3 herein.

        Joseph L. Billhimer Jr., 52, served as Executive Vice President and Chief Operating Officer of the Company and Resorts since September 2014 until January 2016 when he left the Company. Mr. Billhimer joined MTR in April 2011 and has served as Chief Operating Officer of MTR from 2012 and as President of MTR from September 2013 to September 2014. Mr. Billhimer served as Executive Vice President of MTR from 2012 to 2013 and Senior Vice President of Operations & Development at MTR and President and General Manager of the Mountaineer Casino, Racetrack and Resort since 2012. Mr. Billhimer was a principal of Foundation Gaming Group, an advisory and management services firm for the gaming industry, which among other engagements, managed Harlow's Casino & Resort in Greenville, Mississippi from 2009 to 2010 and marketed its sale to Churchill Downs. Prior to Foundation Gaming Group, Mr. Billhimer served as president of Trilliant Gaming Illinois, LLC, a gaming development company, from 2008 to 2009. From 2003 to 2008, he was president and chief executive officer of Premier Entertainment LLC, the developer and parent of the Hard Rock Hotel and Casino in Biloxi, Mississippi. While at Premier Entertainment, he was named Casino Journal's Executive of the Year in 2007 for his efforts in re-developing the Hard Rock Hotel and Casino after being destroyed by Hurricane Katrina and filing bankruptcy. Prior to Premier Entertainment, Mr. Billhimer spent three years as President and General Manager of Caesars Entertainment's Grand Casino Resort in Gulfport, Mississippi, and prior to that experience, eight years with Pinnacle

Entertainment where he was Executive Vice President and General Manager of Casino Magic in Bay St. Louis, Mississippi.

        Robert M. Jones, 73, served as the Executive Vice President and Chief Financial Officer of the Company from September 2014 until this retirement in March 2016 and the Chief Financial Officer of Resorts for over thirty years. Mr. Jones earned a bachelor's degree in accounting from the University of Arizona and a MBA in business administration from Golden Gate University.

        Anthony L. Carano, 34, has served as Executive Vice President, General Counsel and Secretary of the Company since September 2014. Prior to joining the Company, Mr. Carano was an attorney at the Nevada law firm of McDonald Carano Wilson, LLP, where his practice was devoted primarily to transactional, gaming and regulatory law. Mr. Carano holds a B.A. from the University of Nevada, his J.D. from the University of San Francisco, School of Law and his M.B.A. in Finance from the University of San Francisco, School of Business. Anthony L. Carano is Gary L. Carano's son.

  Our Compensation Strategy

        Our executive compensation program is designed to attract, motivate and retain critical executive talent, and to motivate behaviors that drive profitable growth and the enhancement of long-term value for our stockholders. Our program includes base salary and performance-based incentives (including both cash-based and equity-based incentives) and is designed to be flexible, market competitive, reward achievement of difficult but fair performance criteria, and enhance stock ownership at the executive level. Our philosophy is that clear, distinct and attainable goals should be established in order to enable the assessment of performance by the Compensation Committee.

        Pursuant to that philosophy, the Compensation Committee is guided by the general principles that compensation should be designed to:

  •
  enhance stockholder value by focusing our executives' efforts on the specific performance metrics that drive enterprise value;

  •
  attract, motivate, and retain highly-qualified executives committed to our long-term success;

  •
  assure that the Company's executives receive fair compensation opportunities relative to their peers at similar companies, and fair actual compensation relative to Company performance; and

  •
  align critical decision making with the Company's business strategy and goal setting.

        The following table summarizes key elements of our executive compensation program going forward:

Element	Primary Purpose	Key Characteristics

How We Determine Compensation

  Role of the Compensation Committee

        The Compensation Committee's primary role is to discharge the Board's responsibilities regarding compensation policies relating to our named executive officers. The Compensation Committee consists of independent directors and is responsible to our Board for the oversight of our executive compensation programs. Among its duties, the Compensation Committee is responsible for:

  •
  review and assessment of competitive market data from the independent compensation consultant;

  •
  review and approval of incentive goals/objectives and compensation recommendations for Directors and above, including the named executive officers;

  •
  evaluation of the competitiveness of each named executive officer's total compensation package;

  •
  approval of any changes to the total compensation package including, but not limited to, salary, annual incentives, long-term incentive award opportunities and payouts, and retention programs;

  •
  ensuring the Company's policies and practices relating to compensation do not encourage excessive risk-taking conduct.

        Following review and discussion, the Compensation Committee submits recommendations to the Board for approval. The Compensation Committee is supported in its work by the Chief Financial Officer and staff, and Aon Hewitt, its independent executive compensation consultant (the "Compensation Consultant").

  Role of the Independent Compensation Consultant

        The Compensation Committee retained Aon Hewitt for independent executive compensation advisory services, namely, to conduct its annual total compensation study for executive and key manager positions. Aon Hewitt reports directly to the Compensation Committee and the Compensation Committee directly oversees the fees paid for the services provided. The Compensation Committee instructs Aon Hewitt to give advice to the Compensation Committee independent of management and to provide such advice for the benefit of our Company and stockholders. With the Compensation Committee's approval, Aon Hewitt may work directly with management on executive compensation matters. Aon Hewitt did not perform any other consulting services for the Company in 2015, and their services to the Compensation Committee did not raise any conflicts of interests between the Compensation Committee, the Company, and management.

        Specific roles of the Compensation Consultant include, but are not limited to, the following:

  •
  identify and advise the Compensation Committee on executive compensation trends and regulatory developments;

  •
  provide a total compensation study for executives against peer companies and recommendations for named executive officer pay;

  •
  provide advice to the Compensation Committee on governance best practices as well as any other areas of concern or risk;

  •
  serve as a resource to the Compensation Committee Chair for meeting agendas and supporting materials in advance of each meeting; and

  •
  advise the Compensation Committee on management's pay recommendations.

  Role of Management in Compensation Decisions

        The CEO makes recommendations to the Compensation Committee concerning the compensation of the other named executive officers and other senior management. In addition, the CEO and CFO are involved in setting the business goals that are used as the performance goals for the annual incentive plan and long-term performance units, subject to the Compensation Committee's approval. The CEO and CFO work closely with the Compensation Committee, Aon Hewitt and management to (i) ensure that the Compensation Committee is provided with the appropriate information to make its decisions, (ii) propose recommendations for the Compensation Committee's consideration and (iii) communicate those decisions to management for implementation. None of the named executive officers, however, play a role in determining their own compensation and are not present at executive sessions in which their pay is discussed.

  Determination of CEO Pay

        In an executive session without management present, the Compensation Committee reviews and evaluates CEO compensation. The Compensation Committee reviews competitive market data, and both corporate financial performance and individual performance. Pay recommendations for the CEO, including salary, incentive payments for the previous year, and equity grants for the current year, are presented to the independent members of the Board. During an executive session of the Board, the Board conducts its own review and evaluation of the CEO's performance.

  Peer Companies and Competitive Benchmarking

        As previously noted, the Compensation Committee commissioned Aon Hewitt to conduct an annual total compensation study for executive and key manager positions. The Compensation Committee reviewed competitive market data to gain a comprehensive understanding of market pay practices, and combined that information with the discretion to consider experience, tenure, position, and individual contributions to assist with individual pay decisions (i.e., salary adjustments, target bonus, and long-term incentive grants).

        For conducting a competitive assessment of the compensation levels of each of its named executives in fiscal year 2015, the Compensation Committee approved a peer group of fourteen companies, as follows:

Elements of Our Compensation Program

        The executive officer compensation program consists of three key elements:

        Base salaries are intended to compete for and retain quality executives and to compensate the named executive officers for their day-to-day services to the Company. Annual incentive compensation is designed to motivate the executive officers to achieve shorter-term company-wide and individual performance goals. Long-term equity-based awards are designed to encourage the achievement of longer-term performance goals and create an ownership culture focused on long-term value creation for our stockholders. The Company also provides executives with access to retirement and health and welfare programs, on the same terms and conditions as those made to salaried employees generally. The Company's targeted pay mix (salary vs. performance-based incentive pay) reflects a combination of competitive market conditions and strategic business needs. The degree of performance-based incentive pay ("at risk" compensation) and total compensation opportunities increase with an executive's responsibility level. Competitive pay practices are reviewed annually by the Compensation Committee.

Base Salary

        Base salaries are designed to recognize the skill, competency, experience and performance an executive brings to his or her position. The Compensation Committee determines base salaries using both competitive market data from Aon Hewitt's annual study and a comprehensive assessment of relevant factors such as experience level, value to stockholders, responsibilities, future leadership potential, critical skills, individual contributions and performance, economic conditions, and the market demands for similar talent. The following table summarizes the Compensation Committee's salary decisions in 2015.

Base Salary

(1)
On December 30, 2015, the Board approved increases in the base salaries of Mr. Gary L. Carano and Mr. Thomas R. Reeg.

(2)
On January 5, 2016, Mr. Billhimer left the Company and Mr. Jones announced his retirement effective March 15, 2016.

(3)
Anthony L. Carano's base salary increased from $300,000 to $380,000 effective August 1, 2015

Annual Incentives (Bonus Plan)

        Consistent with the Compensation Committee's primary objective to enhance the performance orientation of the Company's incentive programs, the Compensation Committee worked closely with Aon Hewitt to develop and approve a formal annual incentive compensation structure, which began in 2015. The aims of the annual incentive plan are to be straight-forward, enhance the understanding of what needs to get done, focus on clearly measurable metrics, balance corporate and property performance by individual participants, and implement the appropriate level of upside/downside reward potential.

        Under our annual incentive plan, our named executive officers have the opportunity to earn annual cash incentives based on the attainment of critical performance criteria. Performance targets are set annually at the start of the fiscal year. After a thorough review of internal equity and the recommendations of Aon Hewitt, the Compensation Committee maintained individual target award opportunities for the named executive officers that were based on a percentage of each named executive officer's base salary as follows:

(1)
On December 30, 2015, the Board approved increases in the annual cash incentives of Mr. Gary L. Carano and Mr. Thomas R. Reeg.

(2)
On January 5, 2016, Mr. Billhimer left the Company and Mr. Jones announced his retirement effective March 15, 2016.

        Awards are based on achievement of performance criteria, consisting of both financial (80%) and discretionary (20%) components. The annual incentive plan for the named executive officers is structured to measure Adjusted EBITDA (80% of the target award opportunity) and key individual performance objectives (20% of the target award opportunity). Adjusted EBITDA was utilized as a metric because the Compensation Committee believed that it reflects the results of operations of the Company and represents the dominant performance metric in the gaming/casino industry. Adjusted EBITDA was utilized as a performance metric by 12 of the 14 industry peers that disclosed their annual incentive performance metric. Individual goals were used because they are critical drivers of the Company's financial success. The goals are customized to each named executive officer and provide the Compensation Committee with a mechanism to gauge individual performance achievement on metrics within each named executive officer's direct control.

        The details of the financial and performance criteria are discussed in turn below:

  Adjusted EBITDA (80% of the target award opportunity):

        With respect to the financial component, performance requirements for threshold and maximum bonus opportunities are 90% to 120% of target and payout opportunities are 50% to 200% of target, depending on actual performance achievement (payouts for performance between points is interpolated on a straight-line basis).

  Key individual performance criteria (20% of the target award opportunity):

        With respect to the discretionary component, the plan allows management to align 20% of annual incentive opportunities to performance criteria specific to the individual, the property, and/or corporate entity. Key performance criteria are identified at the beginning of the year. Performance is assessed at year-end by management and reviewed with the Compensation Committee. The Company is not obligated to pay out this pool unless management and the Compensation Committee agree that payments are warranted. The range of potential payments will be the same as the financial component (i.e., 50% to 200% of target). Discretionary performance criteria may include, but is not limited to, the following: customer satisfaction, employee satisfaction, export of play to other Company properties, and property appearance. In 2016, the discretionary performance component was eliminated by the Compensation Committee.

        Annual bonus amounts paid in respect of 2015 performance are reported in the 'Non-Equity Incentive Plan Compensation' column of the 2015 Summary Compensation Table.

Long-Term Incentives

        The 2015 Equity Incentive Plan (the "Plan") allows the Company to grant incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards, other stock-based awards, and performance compensation awards.

Primary Objectives:

        The Compensation Committee and management worked closely with Aon Hewitt to create the performance orientation of the Company's executive compensation programs. The primary objectives were to design incentive programs that:

  •
  support the Company's strategic business plan;

  •
  enhance the alignment of management behaviors with stockholder value;

  •
  address important executive retention issues; and

  •
  provide the compensation tools necessary for the company to attract critical talent.

        For 2015 and 2016, the Compensation Committee granted long-term incentive awards with (i) 50% of the equity grants in the form of restricted stock units (RSUs) with three-year cliff vesting and (ii) 50% in the form of performance RSUs. The performance units are subject to a one-year performance period, with a two-year additional vesting requirement for a total of three years from grant date to vesting/payment date. The participants' actual payment values after three years are dependent on one-year Adjusted EBITDA performance and two additional years of stock price performance. Performance units are paid as follows: 50% of target will be earned at threshold performance, 100% of target will be earned at target performance, and 200% of target will be earned at maximum performance. No award is earned if performance falls below the threshold.

  Employment Agreements

        In order to provide continuity and stability in leadership, the Company has entered into employment agreements with each of the named executive officers. Please see "Potential Payments Upon Termination or Change in Control" for more information on the amounts that each named executive officer is entitled to in the event that his employment is terminated.

  Other Compensation

  Retirement and Benefit Programs

        The named executive officers were eligible to participate in various benefit plans including, 401(k), health insurance and life insurance plans that are generally available to all employees. The 401(k) plan provides for a company match, which for all of the named executive officers, except Mr. Billhimer, was 25% of the first 4% of permitted employee contributions to the plan during 2015. During 2015, Mr. Billhimer received a company match of 50% of the first 4% of permitted employee contributions to the plan. Life insurance was also provided to the named executive officers for a total of $50,000, except Joseph L. Billhimer who was provided life insurance at two times salary until October 1, 2015 when his life insurance was reduced to $50,000.

        On January 1, 2016, the Company established a new 401(k) plan for all of its employees, including the named executive officers. The plan allows for an employer contribution up to 50 percent of the first four percent of each participating employee's contribution, up to a maximum of $1,000, subject to statutory and certain other limits.

  Perquisites

        It is the Company's intent to continually assess business needs and evolving market practices to ensure that perquisite offerings are competitive and in the best interest of our stockholders. For more information on these perquisites, see the footnotes to the Summary Compensation Table. The named executive officer contracts provide for perquisites consisting of financial planning and tax preparation fees ranging from $6,750 to $10,000 and an annual executive physical of up to $3,000.

  Equity Grant Practices

        Under the Company's insider trading policy, named executive officers, other employees with access to material non-public information about the Company and directors are always prohibited from engaging in transactions in the Company's securities when in possession of material non-public information and are otherwise restricted from engaging in transactions in the Company's securities during black-out periods. The Compensation Committee's policy with respect to equity grants is consistent with the Company's insider trading policy. We have a policy that prohibits all directors, officers, and employees of the Company and its other controlled businesses from entering into short sales of the securities of the Company and its other controlled businesses, and buying or selling exchange-traded options (puts or calls) on the securities of the Company and its other controlled businesses.

  Compensation Risk Assessment

        It is the responsibility of the Compensation Committee to ensure that the Company's policies and practices related to compensation do not encourage excessive risk-taking behavior. The Compensation Committee has worked closely with Aon Hewitt to design a performance-based compensation system that supports the Company's objective to align stockholder and management interests, supports the Company's strategic business plan, and mitigates the possibility of executives taking unnecessary or excessive risks that would adversely impact the Company. The following factors mitigate the risk associated with our compensation programs:

  •
  The Board approves short- and long-term performance objectives for our incentive plans, which we believe are appropriately correlated with stockholder value and use multiple metrics to measure performance;

  •
  The Compensation Committee's discretion to amend final payouts of both short- and long-term incentive plans;

  •
  The use of company-wide performance metrics for both the short- and long-term incentive programs ensure that no single executive has complete and direct influence over outcomes, encouraging decision making that is in the best long-term interest of stockholders;

  •
  The use of equity and cash opportunities with vesting periods to foster retention and alignment of our executives' interests with those of our stockholders;

  •
  Capping the potential payouts under both the short- and long-term incentive plans to eliminate the potential for any windfalls; and

  •
  The use of competitive general and change-in-control severance programs help to ensure that executives continue to work towards the stockholders' best interests in light of potential employment uncertainty.

        Adjusted EBITDA is a non-GAAP financial measure. A reconciliation to the GAAP measures and other information can be found on pages 40 through 41 of the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 15, 2016.

Tax and Accounting Treatment of Compensation

        Under Section 162(m) of the Code, a public company generally may not deduct compensation in excess of $1.0 million paid to any of the named executive officers (other than the Chief Financial Officer); however, the statute exempts qualifying performance-based compensation from the deduction limit when specified requirements are met. In general, we strive to design programs that qualify for this exemption, however, the Compensation Committee may not necessarily limit executive compensation to the amount deductible under Section 162(m) of the Code. In certain situations, the Compensation Committee may approve compensation that will not be deductible in order to ensure competitive levels of total compensation for the named executive officers or for other reasons.

Compensation Committee Report

        Our Compensation Committee is composed of three independent Directors, each of whom meets the independence requirements of NASDAQ listing standards and the rules and regulations of the SEC. The Compensation Committee operates under a written charter adopted by the Board. Our charter can be viewed on the Company's website (www.eldoradoresorts.com), under "Corporate Governance—Committee Charting."

        The compensation committee reviewed and discussed the CD&A section of this Proxy Statement with management Based upon our review and such discussion, we recommended to the Board that the CD&A section be included in this disclosure document.

THE COMPENSATION COMMITTEE:

  James B. Hawkins
  Michael E. Pegram
  Roger P. Wagner

        Notwithstanding anything to the contrary herein, the report of the Compensation Committee included in this Proxy Statement shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Summary Compensation Table

        The following table summarizes the total compensation paid to or earned by each of the named executive officers of the Company for the fiscal year ended December 31, 2015. Total compensation paid to or earned by listed named executive officers of the Company under their capacity as employees of Resorts or MTR, as applicable, during the years ended December 31, 2014 and 2013 are also included.

Name and Principal Position	Year	Salary	Bonus		Stock Awards(7)	Option Awards(6)	Non-Equity Incentive Plan Compensation		All Other Compensation(4)		Total
(a)	(b)	(c)	(d)		(e)	(f)	(g)		(h)		(i)
Gary L. Carano(1)	2015	$700,000	$—		$608,668	$—	$716,800		$7,169		$2,032,637
Chief Executive Officer	2014	251,539	200,000	(2)	—	—	—		3,747		455,286
	2013	—	—		—	—	—		—		—
Robert M. Jones	2015	$400,000	$—		$231,870	$—	$256,000		$4,974		$892,844
Chief Financial Officer	2014	393,558	250,000	(2)	—	—	—		17,054		660,612
	2013	359,615	—		—	—	—		24,074		383,689
Thomas R. Reeg	2015	$550,000	$450,000	(3)	$318,822	$—	$352,000		$15,587		$1,686,409
President	2014	427,423	1,725,000	(2)	—	—	—		30,970		2,183,393
	2013	364,000	100,000	(5)	—	—	—		12,889		476,889
Joseph L. Billhimer, Jr.	2015	$525,000	$—		$304,330	$—	$262,500		$5,710		$1,097,540
Chief Operating Officer	2014	523,846	100,000	(6)	156,748	—	522,000	(8)	61,046		1,363,640
	2013	429,231	—		39,006	78,221	156,960		30,014		733,432
Anthony L. Carano	2015	$333,333	$—		$197,091	$—	$243,200		$2,089		$775,713
General Counsel	2014	127,088	200,000	(2)	—	—	—		—	(9)	327,088
	2013	—	—		—	—	—		—		—

(1)
Prior to August 1, 2014, Mr. Gary L. Carano served as the President and Chief Operating Officer of Resorts and HoldCo and General Manager and Chief Executive Officer of Silver Legacy. Mr. Carano received no remuneration from Resorts or HoldCo for services provided prior to August 1, 2014.

(2)
Represents bonus amounts paid to Mr. Gary L. Carano, Mr. Jones, Mr. Reeg and Mr. Anthony L. Carano in 2014 in conjunction with the Merger.

(3)
In 2015, Mr. Reeg received a $450,000 bonus for the consummation of the Circus Reno/Silver Legacy Purchase.

(4)
All other compensation for 2015 consists of the following:

Name	Life Insurance Premiums	401(k) Match	Tax Services	Travel Reimbursement
Gary L. Carano	$54	$2,650	$4,465	—
Robert M. Jones	$54	$2,650	$2,270	—
Thomas R. Reeg	$54	$2,650	—	$12,883
Joseph L. Billhimer, Jr.	$258	$5,452	—	—
Anthony L. Carano	$54	$—	$2,035	—
(5)
Represents a bonus payment to Mr. Reeg in 2013 by Silver Legacy in connection with its restructuring in 2012.

(6)
Bonus amount was paid upon completion of the Merger in accordance with the second amendment to the employment agreement, dated as of March 30, 2011, by and between MTR Gaming Group, Inc. and Joseph L. Billhimer.

(7)
The restricted stock unit ("RSU") awards and stock option awards represent the aggregate grant date fair value computed in accordance with ASC 718-Compensation-Stock Compensation. For a discussion of valuation assumptions, see Note 12 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year 2015 filed with the SEC on March 15, 2016. The performance based awards have a maximum performance of 200% of the target award. Once the performance awards are earned, they will vest and become payable at the end of the vesting period, which is defined as two years following the performance period. At the grant date, we believed that it was probable that the performance criteria would be met at target and that each individual will remain employed through the date the grant would become fully vested by its terms, and accordingly, the full value of awards granted has been included at 100% of target. The performance based awards granted in 2015 were deemed to be achieved in 2016 at 135% of target based upon the performance of the Company in 2015. Mr. Billhimer's RSUs and stock options which were issued prior to the Merger vested upon consummation of the Merger. At the time of Mr. Billhimer's termination with the Company in 2016, his outstanding RSUs immediately vested. At the time of Mr. Jones' retirement in 2016, his outstanding RSUs immediately vested.

(8)
Amount represents the annual incentive compensation (bonus plan) earned in respect of 2014, and the vesting of cash-based performance awards granted in 2013 and 2014 that had previously not been reported as the amounts had not been earned. The 2014 cash-based performance awards granted in 2014 relate to the achievement of differing levels of performance and are measured by the level of the Company's corporate free cash flow over a two-year performance period, which is defined as calendar years 2014 and 2015. Once the performance awards are earned, they will vest and become payable at the end of the vesting period, which is defined as a one-calendar year following the performance period. The vesting of these cash-based performance awards was a result of the change-in-control provision triggered as a result of the Merger.

(9)
Mr. Anthony L. Carano received no other compensation payments in 2014.

Grant of Plan Based Awards Table

        The following table sets forth information regarding the grant of plan-based awards made during 2015 to the named executive officers.

									All other option awards: Number of securities underlying options (#)
								All other stock awards: Number of shares of stock or units (#)
		Estimated possible payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)					Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and Option awards(3)
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Gary L. Carano	N/A	$280,000	$560,000	$1,120,000
	1/23/2015				37,759	75,517	151,034	75,517			$608,668
Robert M. Jones	N/A	$100,000	$200,000	$400,000
	1/23/2015				14,384	28,768	57,536	28,768			$231,870
Thomas R. Reeg	N/A	$137,500	$275,000	$550,000
	1/23/2015				19,778	39,556	79,112	39,556			$318,822
Joseph L. Billhimer, Jr.	N/A	$131,250	$262,500	$525,000
	1/23/2015				18,879	37,758	75,516	37,758			$304,330
Anthony L. Carano	N/A	$95,000	$190,000	$380,000
	1/23/2015				13,665	27,330	54,660	21,576			$197,091

(1)
See the 2015 'Non-Equity Incentive Plan Compensation' column of the "Summary Compensation Table" for the actual annual cash bonus paid to the named executive officers in 2016 in respect of performance for 2015.

(2)
In February 2016, performance-based RSU awards were deemed to be achieved at 135% of target based upon the Company's performance in 2015.

(3)
Represents time-based and performance-based RSU awards issued on January 23, 2015 at a grant price of $4.03.

  Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

        On September 29, 2014, the Company entered into employment agreements (each, an "Employment Agreement") with each of the named executive officers. The Employment Agreement between the Company and Gary L. Carano provided for a minimum annual base salary of $700,000, an annual incentive bonus opportunity with a target established at 80% of his base salary, and Gary L. Carano was considered for long-term incentive awards equal to 90% of his base salary. The Employment Agreements between the Company and Thomas R. Reeg, Joseph L. Billhimer, Jr., Robert M. Jones, and Anthony L. Carano, provided for a minimum annual base salary of $550,000, $525,000, $400,000 and $300,000, respectively, an annual incentive bonus opportunity with a target established at 50% of the applicable executive's base salary, and each of the applicable executives was considered for long-term incentive awards equal to 60% of the applicable executive's base salary.

        On August 7, 2015, the Board of Directors approved an increase in the base salary of Mr. Anthony L. Carano from $300,000 to $380,000 per annum. The salary increase was effective as of August 1, 2015. The Board also approved a bonus payment of $450,000 for Mr. Reeg payable upon the consummation of ERI's acquisition of (i) all of the assets and properties of Circus Circus Reno and (ii) the 50% membership interest in Circus and Eldorado Joint Venture, LLC owned by Galleon, Inc. (collectively, the "Circus Reno/Silver Legacy Purchase"). The Circus Reno/Silver Legacy Purchase was consummated on November 24, 2015 (the "Acquisition Date") and the bonus to Mr. Reeg was paid on December 1, 2015. This payment is reflected in the 'Bonus' column of the Summary Compensation Table with respect to Mr. Reeg's 2015 compensation.

        On December 30, 2015, in conjunction with its annual review and increase of the base salaries of the executive officers of the Company pursuant to the terms of the employment agreements with such officers, the Compensation Committee of the Board of Directors of the Company approved, effective as of January 1, 2016, (i) an increase in the target for the annual incentive bonus opportunity of Gary L. Carano from 80% to 100% of his base salary, a long term incentive award opportunity equal to 120% of his base salary and an increase in base salary from $700,000 to $750,000 (ii) an increase in the target for the annual incentive bonus opportunity of Mr. Reeg from 50% to 80% of his base salary, a long term incentive award opportunity equal to 100% of his base salary and an increase in base salary from $550,000 to $650,000. Each executive is entitled to three weeks paid vacation and reimbursement of certain expenses, including up to a maximum of $3,000 for an annual executive physical program and reasonable financial planning, estate planning and tax preparation fees up to an annual maximum of $10,000 for Gary L. Carano and up to an annual maximum of $6,750 for the other executives.

        Each Employment Agreement is for a term of three years, with automatic one year renewals unless a notice of non-renewal is provided by either party at least three months before the scheduled renewal date. If a "change of control" (as defined in the applicable Employment Agreement) occurs during the term of an Employment Agreement, the term of such Employment Agreement will be extended to the second year following such change of control, subject to automatic renewal for subsequent periods.

        In the event of a termination of Gary L. Carano's employment without "cause" or if Mr. Carano terminates his employment for "good reason" (each as defined in Mr. Carano's Employment Agreement), Mr. Carano would be entitled to receive (i) a lump-sum payment equal to 1.5 times the sum of his base salary and annual incentive award target, or 2.0 times such amount in the event of such a termination within two years following a change of control, (ii) lump-sum payment of a prorated portion of his actual annual incentive award, if any, or a prorated portion of his annual incentive award target in the event of such a termination within two years following a change of control, (iii) a lump-sum payment equal to 18 months of health benefits coverage, or 24 months if such a termination is within two years following a change of control, and (iv) outplacement services for no more than

18 months and in an amount not to exceed $15,000, or for no more than 24 months and in an amount not to exceed $20,000 if such a termination is within two years following a change of control.

        With respect to each of the other executives, in the event that the Company terminates the executive's employment without "cause" or if such other executive terminates his employment for "good reason" (each as defined in the applicable Employment Agreement), such executive would be entitled to receive (i) his Accrued Rights, (ii) (x) in the case of Messrs. Reeg, Jones, and A. Carano, a lump-sum payment equal to 1.0 times the sum of such executive's base salary and annual incentive award target (or 1.5 times such amount in the event of such a termination within two years following a change of control) and (y) in the case of Mr. Billhimer, continued payment of his base salary for a period of 12 months and a lump-sum payment equal to his annual incentive award at target (or 18 months of continued salary payments and a lump-sum payment equal to 1.5 times his annual incentive award at target in the event of such a termination within two years following a change of control), (iii) lump-sum payment of a prorated portion of such executive's actual annual incentive award for the calendar year that includes the date of the termination, if any, or a prorated portion of such executive's annual incentive award target in the event of such a termination within two years following a change of control, (iv) a lump-sum payment equal to 12 months of health benefits coverage (or 18 months if such a termination is within two years following a change of control), and (v) outplacement services for no more than 12 months and in an amount not to exceed $10,000 (or for no more than 18 months and in an amount not to exceed $15,000 if such a termination is within two years following a change of control).

  Outstanding Equity Awards at Fiscal Year-End Table

        The table below shows outstanding equity awards of the named executive officers as of December 31, 2015.

	Option awards						Stock awards
Name(2)	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value shares or units of stock that have not vested (#)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
Gary L. Carano								101,948	(1)	$1,121,427
								75,517	(2)	$830,687
Robert M. Jones								38,837	(1)	$427,207
								28,768	(2)	$316,448
Tom R. Reeg								53,401	(1)	$587,407
								39,556	(2)	$435,116
Joseph L. Billhimer, Jr.	46,500			$2.78	5/4/2021			50,973	(1)	$560,706
	56,800			$2.44	1/27/2022			37,758	(2)	$415,338
	29,600			$3.94	1/25/2023
Anthony L. Carano								36,896	(1)	$405,851
								21,576	(2)	$237,336

(1)
Represents performance based RSUs at 135% of target at $11.00 a share which was the stock price as of December 31, 2015 and will vest on January 1, 2018.

(2)
Represents time-based RSUs at $11.00 a share which was the stock price as of December 31, 2015 and will vest on January 23, 2018.

  Option Exercises and Stock Vested Table

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
(a)	(b)	(c)	(d)	(e)
N/A

  Potential Payments upon Termination or Change in Control

        The following describes the severance provisions contained in the employment agreements of our named executive officers.

        In the event of the death of a named executive officer, his estate or his beneficiaries would be entitled to receive (i) unpaid salary, accrued and unused vacation, and unreimbursed business expenses through the date of termination (the "Accrued Rights") and (ii) lump-sum payment of a prorated portion of his annual incentive award, at target level.

        Upon a termination of employment due to disability, each of the named executive officers would be entitled to receive (i) his Accrued Rights, (ii) lump-sum payment of a prorated portion of his annual incentive award, at target level, and (iii) a lump-sum payment equal to 12 months of health benefits coverage.

        In the event of a termination of Mr. Gary L. Carano's employment without "cause" or if Mr. Carano terminates his employment for "good reason" (each as defined in Mr. Gary L. Carano's Employment Agreement), Mr. Carano would be entitled to receive (i) his Accrued Rights, (ii) a lump-sum payment equal to 1.5 times the sum of his base salary and annual incentive award target, or 2.0 times such amount in the event of such a termination within two years following a change of control, (iii) lump-sum payment of a prorated portion of his actual annual incentive award, if any, or a prorated portion of his annual incentive award target in the event of such a termination within two years following a change of control, (iv) a lump-sum payment equal to 18 months of health benefits coverage, or 24 months if such a termination is within two years following a change of control, and (v) outplacement services for no more than 18 months and in an amount not to exceed $15,000, or for no more than 24 months and in an amount not to exceed $20,000 if such a termination is within two years following a change of control.

        With respect to each of the other executives, in the event that the Company terminates the executive's employment without "cause" or if any other executive terminates his employment for "good reason" (each as defined in the applicable Employment Agreement), such executive would be entitled to receive (i) his Accrued Rights, (ii) (x) in the case of Messrs. Reeg, Jones, and A. Carano, a lump-sum payment equal to 1.0 times the sum of such executive's base salary and annual incentive award target (or 1.5 times such amount in the event of such a termination within two years following a change of control), and (y) in the case of Mr. Billhimer, continued payment of his base salary for a period of 12 months and a lump-sum payment equal to his annual incentive award target (or 18 months of continued salary payments and a lump-sum payment equal to 1.5 times his annual incentive award at target in the event of such a termination within two years following a change of control), (iii) lump-sum payment of a prorated portion of such executive's actual annual incentive award for the calendar year that includes the date of the termination, if any, or a prorated portion of such executive's annual incentive award target in the event of such a termination within two years following a change of control, (iv) a lump-sum payment equal to 12 months of health benefits coverage (or 18 months if such a termination is within two years following a change of control), and (v) outplacement services and for no more than 12 months and in an amount not to exceed $10,000 (or for no more than 18 months and in an amount not to exceed $15,000 if such a termination is within two years following a change of control).

Potential Payments upon Termination or Change in Control Table

        The following table describes and quantifies certain compensation that would become payable under existing agreements, plans and arrangements, with named executive officers, if employment was terminated on December 31, 2015, given compensation levels as of such date and, if applicable, based on the Company's closing stock price on that date.

Name	Compensation Components	Voluntary	Involuntary With Cause	Involuntary Without Cause For Good Reason		Death		Disability		Change in Control(11)	Change in Control with Termination
Gary L. Carano	Salary/Bonus	$—	$—	$1,766,800	(2)	$716,800	(1)	$716,800		$—	$2,116,800	(6)
	Other Benefits	—	—	23,272	(2)	50,000	(7)	5,514	(4)	—	31,029	(6)
	Options	—	—	—		—		—		—	—
	Restricted Stock Units(8)	1,661,374	—	1,661,374		1,661,374		1,661,374		1,661,374	1,661,374
	Cash Awards	—	—	—		—		—		—	—

TOTAL		$1,661,374	$—	$3,451,446		$2,428,174		$2,383,688		$1,661,374	$3,809,203
Robert M. Jones	Salary/Bonus	$—	$—	$656,000	(3)	$256,000	(1)	$256,000		$—	$856,000	(5)
	Other Benefits	—	—	12,993	(3)	50,000	(7)	2,993	(4)	—	19,489	(5)
	Options	—	—	—		—		—		—	—
	Restricted Stock Units(8)	632,896	—	632,896		632,896		632,896		632,896	632,896
	Cash Awards	—	—	—		—		—		—	—

TOTAL		$632,896	$—	$1,301,889		$938,896		$891,889		$632,896	$1,508,385
Thomas R. Reeg	Salary/Bonus	$—	$—	$902,000	(3)	$352,000	(1)	$352,000		$—	$1,177,000	(5)
	Other Benefits	—	—	19,477	(3)	50,000	(7)	9,477	(4)	—	29,215	(5)
	Options	—	—	—		—		—		—	—
	Restricted Stock Units(8)	870,232	—	870,232		870,232		870,232		870,232	870,232
	Cash Awards	—	—	—		—		—		—	—

TOTAL		$870,232	$—	$1,791,709		$1,272,232		$1,231,709		$870,232	$2,076,447
Joseph L. Billhimer, Jr.	Salary/Bonus	$—	$—	$787,500	(3)	$262,500	(1)	$262,500	(1)	$—	$1,050,000	(5)
	Other Benefits	—	—	26,689	(3)	50,000	(7)	16,689	(4)	—	40,034	(5)
	Options(9)(10)	1,077,414	—	1,077,414		1,077,414		1,077,414		—	1,077,414
	Restricted Stock Units(8)	830,676	—	830,676		830,676		830,676		830,676	830,676
	Cash Awards	—	—	—		—		—		—	—

TOTAL		$1,908,090	$—	$2,722,279		$2,220,590		$2,187,279		$830,676	$2,998,124
Anthony L. Carano	Salary/Bonus	$—	$—	$631,200	(3)	$243,200	(1)	$243,200		$—	$825,200	(5)
	Other Benefits		—	19,477	(3)	50,000	(7)	9,477	(4)	—	29,215	(5)
	Options	—	—	—		—		—		—	—
	Restricted Stock Units(8)	537,966	—	537,966		537,966		537,966		537,966	537,966
	Cash Awards	—	—	—		—		—		—	—

TOTAL		$537,966	$—	$1,188,643		$831,166		$790,643		$537,966	$1,392,381

(1)
Amount represents (i) unpaid base salary, accrued and unused vacation, and unreimbursed business expenses through the date of termination (the "Accrued Rights") and (ii) the annual incentive award earned and approved to be paid with respect to completed fiscal period that preclude the date of termination but have not yet been paid.

(2)
Amount represents (i) Accrued Rights, (ii) a lump-sum payment equal to 1.5 times executive's base salary, (iii) a lump-sum payment equal to 18 months of health benefits coverage, and (v) outplacement services for no more than 18 months in an amount not to exceed $15,000.

(3)
Amount represents (i) Accrued Rights, (ii) a lump-sum payment equal to 1.0 times the sum of such executive's base salary, (iii) a lump-sum payment equal to 12 months of health benefits coverage, and (iv) outplacement services for no more than 12 months and in an amount not to exceed $10,000.

(4)
Amount represents a lump-sum payment equal to 12 months of health benefits coverage.

(5)
Amounts represent (i) Accrued Rights, (ii) lump-sum payment equal to 1.5 times executives base salary (or 18 months of continued base salary payments in the case of Mr. Billhimer), (iii) lump-sum payment equal to 18 months of health coverage, and (iv) outplacement services for no more than 18 months in an amount not to exceed $15,000, assuming the executive's employment was terminated by the Company without "cause" or by the executive with "good reason" as of December 31, 2015, and that a "change in control" (as defined in the employment agreements) occurred within two years prior to such termination.

(6)
Amounts represent (i) Accrued Rights, (ii) lump-sum payment equal to 2.0 times executives base salary, (iii) lump-sum payment equal to 24 months of health coverage, and (iv) outplacement services for no more than 24 months in an amount not to exceed $20,000, assuming Mr. Carano's employment was terminated by the Company without "cause" or by the executive with "good reason" as of December 31, 2015, and that a "change in control" (as defined in the employment agreement) occurred within two years prior to such termination.

(7)
Amount represents, in the event of death, a life insurance policy specified per the terms of the employment agreement or benefit policy as approved by the Compensation Committee.

(8)
Amount would represent value of vested restricted stock units issued January 22, 2015 to purchase common stock based on the closing market price of ERI's common stock on December 31, 2015, of $11.00.

(9)
Amount would represent in-the-money value of vested options to purchase common stock based on the closing market price of ERI's common stock on December 31, 2015, of $11.00.

(10)
For option awards issued pursuant to the former MTR long-term incentive plan, in the event that Mr. Billhimer's employment with ERI is terminated by reason of death or disability, Mr. Billhimer or in the case of death, his legal representative (as defined), may exercise the options granted to him, at any time within twelve months, but not thereafter and in no event after the date the award would otherwise have expired. If Mr. Billhimer's employment with the Company is terminated for reasons other than death or disability, Mr. Billhimer may exercise the options granted to him at any time within three months after termination, but not thereafter and in no event after the date the award would otherwise have expired. However, if such relationship is terminated either (a) for cause, or (b) without the consent of the Company, such exercisable options will terminate immediately.

(11)
"Change in Control" is generally defined as (i) an acquisition of more than 50% of the Company's Common Stock by an unaffiliated party, (ii) a majority change in the Board's composition that is not approved by existing directors, (iii) a merger or similar event where our shareholders cease to be the majority owners of the resulting entity or our Board ceases to constitute a majority of the resulting entity Board, or (iv) shareholder approval of a complete liquidation or dissolution of the Company.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        The Board has selected the firm of Ernst & Young LLP ("EY") to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016, subject to ratification by the stockholders.

        The following table presents fees incurred for professional services rendered by EY to ERI during the years ended December 31, 2015 and 2014.

	2015	2014
Audit fees(a)	$2,619,905	$2,747,167
Audit-related fees(b)	823,966	797,101
Tax fees(c)	571,739	275,122

Total Fees	$4,015,610	$3,819,390

(a)
Audit fees for 2015 and 2014 represent audit fees and related expenses for professional services rendered for the audit of ERI's and, in 2014, Resort's annual consolidated financial statements, the review of our quarterly financial statements included in ERI's Quarterly Reports on Form 10-Q or reports provided by ERI to the trustee and holders of its Senior Notes, reports provided by Resorts to the trustee and holders of its Senior Secured Notes, and the audit of our internal control over financial reporting. Audit fees also represent fees for professional services rendered for statutory and subsidiary audits.

(b)
Audit-related fees for 2015 and 2014 represent fees related to various purchase accounting matters associated with the purchase agreement between ERI and MGM Resorts International, services related the debt refinancing including reviewing the Offering memorandum and, in 2014, the Merger including the filing of registration statements.

(c)
The tax fees for 2015 and 2014 represent fees for tax compliance and other services related to the Acquisition and Merger.

        The services provided by EY were approved in advance by the Company's Audit Committee.

        The Audit Committee's charter provides for the pre-approval of audit and non-audit services performed by the Company's independent registered public accounting firm. Under the charter, the Audit Committee may pre-approve specific services, including fee levels, by the independent registered public accounting firm in a designated category (audit, audit-related, tax services and all other services). The Audit Committee may delegate, in writing, this authority to one or more of its members, provided that the member or members to whom such authority is delegated must report their decisions to the Audit Committee at its next scheduled meeting. All audit, tax and other services provided by EY are pre-approved by the Audit Committee.

        It is expected that a member of EY will be present at the Annual Meeting, will have an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015.

Report of the Audit Committee

        The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the consolidated financial statements of the Company. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are "independent," as required by applicable listing standards of NASDAQ and the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The Audit Committee operates pursuant to an Audit Committee Charter that was adopted in September 2014. As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's consolidated financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company's independent registered public accounting firm is responsible for auditing the Company's consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the U.S. In addition, the Company's independent registered public accounting firm expresses an opinion on the effectiveness of the Company's internal controls over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes.

        As part of its responsibility to monitor and oversee the Company's internal controls over financial reporting the Audit Committee received and reviewed periodic reports and updates from the Company's management and the Company's independent registered public accounting firm on the Company's compliance with its obligations relating to documenting and testing its internal controls over financial reporting. The Audit Committee also discussed with management, and the Company's independent registered public accounting firm, management's assessment of the effectiveness of the Company's internal controls over financial reporting, which was included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

        In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the Company's independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Audit Committee met with the Company's independent registered public accounting firm, with and without management present, to discuss the results of their examinations. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent registered public accounting firm's communication with the Audit Committee concerning independence, including the PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, as currently in effect, and has discussed with the independent registered public accounting firm that firm's independence.

        The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent registered public accounting firm. Accordingly, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's consolidated financial statements has been carried out in accordance with the audit standards of the PCAOB, that the consolidated financial statements are presented in accordance with generally accepted accounting principles or that the Company's independent registered public accounting firm is in fact "independent."

        Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

        Submitted by the Audit Committee of the Company's Board,

  David P. Tomick (Chairman)
  Michael E. Pegram
  James B. Hawkins

 PROPOSAL 3

ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

        Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, we are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules. This proposal, which is commonly referred to as "say-on-pay," gives stockholders the opportunity, on an advisory basis, to either approve, reject or abstain from voting with respect to such compensation. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 also requires that stockholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years. At the Company's 2015 Annual Meeting, our stockholders approved, on an advisory basis, to conduct "say-on-pay" votes on an annual basis.

        Our executive compensation program is designed to enhance stockholder value by focusing on the specific performance metrics that drive enterprise value; attract, motivate and retain highly-qualified executives committed to the Company's long-term success; and provide fair competitive salaries relative to their peers and actual performance. To that end, we provide a program of cash and equity-based awards to promote executive continuity, to align the interests of the Company's executives with those of our stockholders and to reward executives for superior performance, as measured by both financial and nonfinancial metrics.

        We urge stockholders to read the "Compensation Discussion and Analysis" section of this proxy statement beginning on page 16, which describes the Company's executive compensation programs and the decisions made by the Compensation Committee and the Board of Directors with respect to the year ending December 31, 2015.

        The Company is asking stockholders to approve the following advisory resolution at the 2016 Annual Meeting:

        "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company's 2016 proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained therein, is hereby approved."

        Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions of the Company, the Board or the Compensation Committee; it will not create or imply any change to the fiduciary duties of, or create or imply any additional duties for, the Company, the Board or the Compensation Committee; and it will not restrict or limit the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. Although non-binding, the Board and the Compensation Committee will review and consider the voting results in their entirety when making future decisions regarding our executive compensation program.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ADVISORY RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

 OTHER MATTERS

Stockholder Proposals for Next Meeting

        Proposals of stockholders intended for inclusion in the proxy statement for the Annual Meeting of Stockholders to be held in 2017 must be received by the Company's executive offices not later than December 31, 2016. Proponents should submit their proposals by Certified Mail-Return Receipt Requested. Proposals received after that date will be deemed untimely.

        In order for a stockholder to present timely a proposal or other business for consideration by our stockholders at the 2017 Annual Meeting of Stockholders, a stockholder's written notice must be delivered to or mailed and received at the principal executive offices of the Company no earlier than the close of business on February 11, 2017 nor later than the close of business on March 12, 2017, as required under the applicable provisions of our Amended and Restated Bylaws (the "Bylaws"). Not less than sixty days prior to the date of the next meeting of stockholders called for the election of directors ("Election Meeting"), a stockholder who intends to make a nomination of a candidate for election as director of the Company at the Election Meeting shall, as required by the Bylaws, deliver to the Secretary of the Company a notice setting forth (a) the name, age, business address and the residence address of each nominee proposed in such notice, (b) the principal occupation or employment of such nominee, (c) the number of shares of capital stock of the Company which are beneficially owned by each such nominee, and (d) such other information concerning each such nominee as would be required, under the rules of the SEC, in a proxy statement soliciting proxies for the election of such nominees. Such notice shall include a signed consent of each such nominee to serve as a director of the corporation, if elected. This notice requirement does not apply to stockholder proposals properly submitted for inclusion in our proxy statements in accordance with the rules of the Securities and Exchange Commission and stockholder nominations of director candidates which must comply with the Nominating and Governance Committee Charter described elsewhere in this Proxy Statement.

Notice Regarding Abandoned Property Law of New York State

        The Company has been informed by its transfer agent, Continental Stock Transfer & Trust Company (the "Transfer Agent"), that New York State now requires the Company's Transfer Agent to report and escheat all shares held by the Company's record stockholders if there has been no written communication received from the stockholder for a period of five years. This regulation pertains specifically to corporate issuers who do not pay dividends and their stockholders with New York, foreign or unknown addresses. The law mandates escheatment of shares even though the certificates are not in the Transfer Agent's possession, and even though the stockholder's address of record is apparently correct.

        The Transfer Agent has advised the Company that the law requires the Transfer Agent to search its records as of June 30 each year in order to determine those New York resident stockholders from whom it has had no written communication within the past five years. Written communication would include transfer activity, voted proxies, address changes or other miscellaneous written inquiries. For those stockholders who have not contacted the Transfer Agent in over five years, a first-class letter must be sent notifying them that their shares will be escheated in November if they do not contact the Transfer Agent in writing prior thereto. All written responses will be entered in the Transfer Agent's files, but those who do not respond will have their shares escheated. Stockholders will be able to apply to New York State for the return of their shares.

        Accordingly, stockholders that may be subject to New York's Abandoned Property Law should make their inquiries and otherwise communicate, with respect to the Company, in writing. Stockholders should contact their attorneys with any questions they may have regarding this matter.

Information Accompanying this Proxy Statement

        The Company's Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on March 15, 2016, accompanies this Proxy Statement and is being furnished to each person solicited in connection with the June 15, 2016 annual meeting of the Company's stockholders.

No Other Business

        Management is not aware at this date that any other business matters will come before the meeting. If, however, any other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote thereon in accordance with their judgment.

April 29, 2016	ELDORADO RESORTS, INC.
Anthony L. Carano, Secretary

If you would like to reduce the costs incurred by our company in mailing proxy 1234567 VOTE BY MAIL 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Gary L. Carano 06 David P. Tomick 02 Frank J. Fahrenkopf, Jr 07 Roger P. Wagner 03 James B. Hawkins 04 Michael E. Pegram 05 Thomas R. Reeg The Board of Directors recommends you vote FOR proposals 2 and 3. 2PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016 3ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION. For 0 0 Against 0 0 Abstain 0 0 NOTE: SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. John Sample attorney, executor, administrator, or other fiduciary, please give full ANY CITY, ON A1A 1A1 partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000288883_1 R1.0.1.25 Please sign exactly as your name(s) appear(s) hereon. When signing as title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 John Sample 234567P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. 1234567 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL #  SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 ELDORADO RESORTS, INC. 100 WEST LIBERTY ST, SUITE 1150 RENO, NV 89501 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com ELDORADO RESORTS, INC. Annual Meeting of Stockholders June 15, 2016 9:00 AM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Thomas R. Reeg and Anthony L. Carano, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ELDORADO RESORTS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 09:00 AM, EDT on June 15, 2016 at the Hilton Hotel, 401 North High Street, Columbus, Ohio 43215, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000288883_2 R1.0.1.25